SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)                August 17, 1995



                          BANYAN SHORT TERM INCOME TRUST
             (Exact name of Registrant as specified in its charter)


  Massachusetts                 1-8820                             36-6801275
(State of or other         (Commission File           (I.R.S. Employer
 jurisdiction of                Number)                         Identification
 incorporation)                                                     Number)



150 South Wacker Drive, Suite 2900, Chicago, IL                      60606
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code               (312) 553-9800


ITEM 5.   OTHER EVENTS.

     On August 17, 1995, Banyan Short Term Income Trust (the "Registrant") announced that the Board of Trustees of the Registrant, after analyzing the present status of the Trust's asset base, has authorized management to prepare a formal plan of liquidation to present to the Shareholders. The plan will be submitted for Shareholder approval at its Annual Meeting which is anticipated to be held in the fourth quarter of 1995 or early in the first quarter of 1996.

     The Trustees have concluded that in view of the upcoming sale of the Registrant's remaining assets (Boca Marina Parcel, Oakridge and Federal Square), its modest capital base, and the lack of any suitable merger candidates, the adoption of a formal plan of liquidation best maximizes Shareholder value. Management currently estimates liquidation proceeds of approximately $4.00 per share, a substantial portion of which would likely be distributed shortly after approval of the plan of liquidation by the Shareholders. It is currently anticipated that the proposed plan of liquidation, if approved by the Trust's Shareholders, can be accomplished over the next eighteen months.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  August 31, 1995                        BANYAN SHORT TERM INCOME TRUST
                                                      (Registrant)


                                               By:   /s/ Joel L. Teglia
                                                     Joel L. Teglia
                                               Its:  Vice President
                                                     Finance and Administration,
                                                     Chief Financial and
                                                     Accounting Officer